UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2008

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 – Results of Operations and Financial Condition

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On October 10, 2008, Chesapeake Energy Corporation (the "Company") issued a press release announcing a listing of major topics that will be addressed at its 2008 Investor and Analyst Meeting that will be held in Oklahoma City, Oklahoma on October 15 and 16, 2008.  A copy of this press release is attached as exhibit 99.1 to this Current Report.

On October 10, 2008, the Company issued a press release announcing that its Chief Executive Officer, Aubrey K. McClendon, involuntarily sold substantially all of his shares of Chesapeake common stock over the past three days in order to meet margin loan calls.  A copy of this press release is attached as exhibit 99.2 to this Current Report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation press release dated October 10, 2008 - 2008 Investor and Analyst Meeting Major Topics

99.2	Chesapeake Energy Corporation press release dated October 10, 2008 – CEO's Involuntary Sale of Common Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby
Senior Vice President, Treasurer and Corporate Secretary

Date:                      October 14, 2008

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation press release dated October 10, 2008 – 2008 Investor and Analyst Meeting Major Topics

99.2	Chesapeake Energy Corporation press release dated October 10, 2008 – CEO's Involuntary Sale of Common Stock